UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
March 12, 2007
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers
On March 12, 2007, the Compensation Committee of the Company determined to grant a bonus in the amount of $75,000 and to award options to purchase 100,000 shares of common stock of the Company at the fair market value determined by the Committee to be $16.47 per share to Douglas J. Leech, Chairman, President and Chief Executive Officer of the Company and its subsidiary, Centra Bank, Inc. The options were effective on March 15, 2007, and the Committee has determined that the fair market value per share as of March 15, 2007, is also $16.47 per share. The bonus and options were granted in recognition of Mr. Leech’s efforts in the first quarter of 2007, in the completion of the acquisition of the former Smithfield State Bank of Smithfield, Pa., the successful completion of the merger of that bank into Centra Bank, Inc., the consummation of the formation of a new sub-tier holding company for Pennsylvania operations, the conversion of data processing systems, the resolution of regulatory issues, and the integration of operations of that bank with those of Centra Bank, Inc., without significant monetary losses and without customer runoff or loss of core deposits.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2007	Centra Financial Holdings, Inc.

	By	/s/ Kevin D. Lemley

Kevin D. Lemley, Vice President and Treasurer